UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

EQT GP Holdings, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37380	30-0855134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

Drop-Down Transaction

On May 22, 2018, EQT Midstream Partners, LP (EQM), a Delaware limited partnership  and a subsidiary of EQT GP Holdings, LP, a Delaware limited partnership (EQGP), through EQM’s wholly owned subsidiary EQM Gathering Holdings, LLC, a Delaware limited liability company (EQM Gathering and together with EQM, the EQM Parties), completed the previously announced acquisition of all of the outstanding limited liability company interests in each of (i) Rice West Virginia Midstream LLC (Rice West Virginia), (ii) Rice Olympus Midstream LLC (Rice Olympus) and (iii) Strike Force Midstream Holdings LLC (Strike Force Holdings and together with Rice West Virginia and Rice Olympus, the Subject Companies) (such acquisition, the Drop-Down Transaction), pursuant to the terms of the Contribution and Sale Agreement (the Contribution Agreement), dated as of April 25, 2018, by and among the EQM Parties, EQT Corporation, a Pennsylvania corporation and the ultimate parent company of each of EQM and EQGP (EQT), and Rice Midstream Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of EQT (Rice Midstream and together with EQT, the EQT Parties).

The consideration paid by the EQM Parties to the EQT Parties at the closing of the Drop-Down Transaction consisted of (i) an aggregate of 5,889,282 common units representing limited partner interests in EQM (EQM Common Units) and (ii) aggregate cash consideration of $1.15 billion, subject to customary purchase price adjustments. As a result of the closing, Rice West Virginia, Rice Olympus and Strike Force Holdings are each wholly owned subsidiaries of EQM Gathering. In addition, Strike Force Midstream LLC, a Delaware limited liability company in which Strike Force Holdings owns a 75% limited liability company interest (Strike Force Midstream), is now a wholly owned subsidiary of EQM following EQM Gathering’s acquisition of 25% of the outstanding limited liability company interests in Strike Force Midstream from an affiliate of Gulfport Energy Corporation on May 1, 2018.

IDR Transaction

As previously disclosed, on April 25, 2018, EQT, Rice Midstream GP Holdings LP, a Delaware limited partnership and wholly owned subsidiary of EQT (RMGH), and EQGP entered into an Incentive Distribution Rights Purchase and Sale Agreement (the RMP IDR Purchase Agreement) pursuant to which, subject to the terms and conditions thereof, EQGP agreed to acquire all of the issued and outstanding incentive distribution rights of Rice Midstream Partners LP from RMGH in exchange for 36,293,766 common units representing limited partner interests in EQGP (EQGP Common Units) (the IDR Transaction).  On May 22, 2018, the parties to the RMP IDR Purchase Agreement completed the IDR Transaction, as a result of which EQT’s percentage ownership of the outstanding EQGP Common Units increased from approximately 90.1% to approximately 91.3%.

The foregoing descriptions of the Contribution Agreement and the RMP IDR Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Contribution Agreement and the RMP IDR Purchase Agreement. A copy of the Contribution Agreement was filed as Exhibit 2.2 to the Form 8-K filed by EQGP with the Securities and Exchange Commission (the SEC) on April 26, 2018 and is incorporated herein by reference.  A copy of the RMP IDR Purchase Agreement was filed as Exhibit 2.3 to the Form 8-K filed by EQGP with the SEC on April 26, 2018 and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 2.01 above relating to the RMP IDR Purchase Agreement is incorporated herein by reference. The EQGP Common Units discussed in Item 2.01 above were issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the Securities Act).

Item 7.01.  Regulation FD Disclosure.

On April 26, 2018, EQM and EQGP provided supplemental information regarding the proposed merger of EQM and Rice Midstream Partners LP, the Drop-Down Transaction and the IDR Transaction in a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

EQGP intends to file the financial statements required by Item 9.01(a) under cover of a Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

EQGP intends to file the pro forma financial information required by Item 9.01(b) under cover of a Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation of EQT Midstream Partners, LP and EQT GP Holdings, LP, dated May 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT GP HOLDINGS, LP

	By:	EQT GP Services, LLC, its General Partner

Date: May 22, 2018	By:	/s/ Robert J. McNally
Robert J. McNally
Senior Vice President and Chief Financial Officer

Signature Page to Form 8-K (EQT GP Holdings, LP)